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                                                                    EXHIBIT 99.1

                                                 FOR MORE INFORMATION, CONTACT:
                                                 Cygnus, Inc.
                                                 Cygnus Corporate Communications
                                                 (650) 369-4300
                                                 www.cygn.com

          CYGNUS RETIRES ALL OF ITS OUTSTANDING CONVERTIBLE DEBENTURES

REDWOOD CITY, CA, MARCH 25, 2004 -- CYGNUS, INC. (OTC BULLETIN BOARD: CYGN) announced today that it retired all of its outstanding Convertible Debentures and associated warrants pursuant to an exchange agreement with the debenture holders whereby such holders exchanged their Convertible Debentures for an aggregate of $13.75 million in cash and 2.5 million shares of the Company's common stock. As a result of this exchange, $18.8 million in principal and interest that was to be paid under the Convertible Debentures will not have to be paid. The Company expects to record a non-cash gain on the retirement of its Convertible Debentures during the quarter ending March 31, 2004.

"Retiring the Convertible Debentures for less than face value was one of our priorities," stated John C Hodgman, Chairman, CEO and President of Cygnus. "We believe this significant reduction in our short-term liabilities and overall improvement of our balance sheet will increase the probability of achieving our strategic objectives."

The shares to be received by the Convertible Debenture holders are freely transferable pursuant to Rule 144(k) under the Securities Act of 1933, as amended. As of December 31, 2003, the principal and accrued interest on the Convertible Debentures totaled $18.3 million. The Convertible Debentures had a conversion price of $1.054, requiring Cygnus to reserve 17.3 million shares of common stock for potential issuance upon conversion of the Convertible Debentures. By retiring all outstanding Convertible Debentures and associated warrants, Cygnus will no longer need to reserve the 18.1 million shares.

Although this exchange significantly reduces the Company's liquidity in the near term, Cygnus believes it will benefit over the course of the repayment period because it was able to retire the debentures at less than face value. In connection with the exchange, all outstanding warrants to purchase Cygnus' common stock that had been issued to the debenture holders were canceled and the registration rights agreement associated with the Convertible Debentures was terminated. Additionally, the security interests held by the debenture holders in the Company's assets have been terminated.

About Cygnus

Cygnus (www.cygn.com and www.glucowatch.com) has developed, manufactured and commercialized new and improved glucose-monitoring devices. Cygnus' products are designed to provide more data to individuals and their physicians and enable them to make

(C) 2004 Cygnus, Inc.                                                Page 1 of 2

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better-informed decisions on how to manage diabetes. The three generations of
Cygnus' GlucoWatch(R) Biographers are the only products approved by the FDA that provide frequent, automatic and non-invasive measurement of glucose levels. Cygnus believes its products represent the most significant commercialized technological advancement in self-monitoring of glucose levels since the advent of "finger-stick" blood glucose measurement approximately 20 years ago. The Biographer is not intended to replace the common "finger-stick" or alternative site testing methods, but is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about Cygnus' plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward-looking statements include, but are not limited to statements about the Company's ability to find a new sales, marketing and distribution partner or other strategic alliance, including but not limited to a merger or an acquisition by a third party; the capabilities and potential of the GlucoWatch G2(R) Biographer business; Cygnus' ability to achieve market acceptance of the GlucoWatch G2 Biographer; the Company's ability to manufacture the GlucoWatch G2 Biographer; Cygnus' plans for other commercialization alliances; and the speed and potential results of the regulatory process. In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continues," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. The Company's actual results and the timing of certain events may differ significantly from the results and timing discussed in this news release. All forward-looking statements included in this news release are based on information available to Cygnus on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

NOTE: "GlucoWatch" and "G2" are registered trademarks of Cygnus, Inc.

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(C)2004 Cygnus, Inc.                                                 Page 2 of 2